UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2010

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of the Tennessee Valley Authority, at its August 20, 2010 public meeting, established two corporate performance measures that are to be used in calculating the funding pool for Executive Annual Incentive Plan awards for fiscal year 2011:  Equivalent Availability Factor and Net Cash Flow.  The weight and targets associated with these performance measures are as follows:

Performance Measure	Weight	Threshold (50%)	Target (100%)	Maximum (150%)
Equivalent Availability Factor1	50%	84.1%	86.0%	87.9%
Net Cash Flow2	50%	$150 Million Less Than Budget	Budget	$150 Million More Than Budget

1 Equivalent Availability Factor is a ratio of actual available generation from all TVA coal, combined cycle, and nuclear generating assets in a given period compared to maximum availability.

2 Net Cash Flow equals Cash Flow from Operations + Investing Cash Flow - Net Cash Flow from Change in Fuel Cost Adjustment Deferral Account.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010	Tennessee Valley Authority
(Registrant)

/s/ John M. Thomas III
John M. Thomas III
Chief Financial Officer